Exhibit 99.1
STARWOOD PROPERTY TRUST, INC.
ANNOUNCES RESULTS OF THE THIRD QUARTER 2009
- Raises $921.1 Million in IPO -
- Completes Investments of $144 Million in first 60 Days -
Greenwich, CT (November 16, 2009) Starwood Property Trust (NYSE: STWD), a real estate investment trust, focused primarily on originating, investing in, and financing commercial mortgage loans and other commercial real estate-related debt investments, today announced operating results for the period August 17, 2009 (commencement of operations) through September 30, 2009.
Net loss attributable to common shareholders for the period ended September 30, 2009 was $1.9 million or $0.04 per share. The results were affected by the recognition of $0.8 million of non-cash, stock-based compensation in the period. Net interest margin generated from mortgage-backed security investments was approximately $612,000 and the Company earned an additional $583,000 on cash balances.

Mr. Barry Sternlicht, Chief Executive Officer commented, “We are generally pleased with our pace, pipeline and the quality of our investments to date. We are choosing to be patient, highly selective and to use our extensive real estate expertise to find investments where returns solidly outweigh risk. We are focused on building an asset base diversified by product type, geographic location and by tenant. In three months, we have closed $144 million of investments, have $66 million under contract to close, another $250 million we list as “highly probable” and a further pipeline exceeding $1.0 billion. Taken together, we feel comfortable we can meet our targeted returns for our shareholders.”

Capital Markets Activity
On August 17, 2009, the Company completed its initial public offering, in which it sold 46,575,000 shares of common stock for $20 per share, and a concurrent private placement to an entity controlled by Starwood Capital Group of an additional 1,000,000 shares of common stock for $20 per share. Net proceeds from the offering were approximately $921.1 million.
Investments and Subsequent Events
Net investment during the period ended September 30, 2009 totaled $23.3 million. Through a 75%/25% co-investment partnership between Starwood Property Trust and Starwood Global Opportunity Fund VIII, a private real estate investment vehicle managed by an affiliate of Starwood Capital Group, the Company invested in AAA rated CMBS securities with a weighted average coupon of 5.6% totaling $202.7 million. The partnership obtained $171.6 million of financing via the Term Asset-Backed Securities Loan Facility (TALF) at an average rate of 3.82% for an expected average yield to maturity in excess of 16%.
Subsequent to the quarter-end, the Company invested $10.9 million in bonds secured by a first mortgage on a New York City hotel. The bonds have a current par value of $12.9 million with an expected unlevered yield to maturity of 11%. Additionally, Starwood Property Trust, Inc. completed a $110 million acquisition of a portfolio of loans on seven properties leased to a single tenant. The expected unlevered yield to maturity on this investment is 13%.

Starwood Property Trust, Inc. Activity to Date (amounts in thousands):

	Property		Face	%		Net	Yield to
Investment	Type	Book Value	Amount	Owned	Financing	Investment	Maturity	Rating	Vintage
Multi-Asset CMBS	Assorted	$202,633	$202,699	75%	$171,579	$31,054	16%	AAA	2006–2007
Single Asset CBMS	Hotel	10,938	12,945	100%	—	10,938	11%	BB	2001
Single-Tenant Loans	Warehouse	109,835	147,500	100%	—	109,835	13%	N/A	N/A

		$323,406	$363,144		$171,579	$151,827

Dividends
On September 18, 2009, the Company declared a dividend of $0.01 per share for the period ending September 30, 2009, which is payable on January 29, 2010 to common shareholders of record as of October 31, 2009. The Company also declared a dividend of $0.10 per share for the quarter ending December 31, 2009, payable on January 29, 2010 to common shareholders of record as of December 30, 2009. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis in consideration with the pace of the Company’s capital deployment and subsequent earnings.
Non-GAAP Financial Measures
Core Earning is used to compute incentive fees to the manager and the Company believes it is an appropriate supplemental disclosure for a mortgage REIT. For these purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that the Company forecloses on any properties underlying our target assets), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by the Company’s Manager and approved by a majority of its independent directors.
Core Earnings, a non-GAAP measure, was a loss of $1.1 million or $0.02 per share for the period ended September 30, 2009. The table below provides a reconciliation of net income to Core Earning as for the period August 17, 2009 through September 30, 2009:

	Amount
	(in thousands)	Per Share

Net Loss attributable to Starwood Property Trust, Inc	$(1,919)	$(0.04)
Add back for noncash Stock-Based Compensation	822	0.02

Core Earnings	$(1,097)	$(0.02)

Conference Call and Webcast Information
Starwood Property Trust will host a webcast and conference call on Monday November 16 at 5:00 p.m. Eastern Time to discuss third quarter results. A webcast will be available on the Company’s website at www.starwoodpropertytrust.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary software.
To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 877-407-0784
International: 201-689-8560
Conference ID: 335992
Conference Call Playback:
Domestic: 877-660-6853
International: 201-612-7415
Account #: 3055
Conference ID: 335992
The playback can be accessed through November 26, 2009.
About Starwood Property Trust, Inc.
Starwood Property Trust, Inc. (NYSE: STWD) is a newly formed company that is focused primarily on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate-related debt investments. Starwood Property Trust, Inc. is externally managed and advised by SPT Management, LLC, an affiliate of Starwood Capital Group, and intends to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes.
Forward Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, and other risks detailed from time to time in the Company’s reports filed with the SEC.
SOURCE: Starwood Property Trust, Inc.

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, amounts in thousands, except per share data)

For the Period from
August 17, 2009
(Commencement of
Operations) Through
September 30, 2009
Net interest margin:
Interest income from mortgage backed securities	$865
Interest expense	(253)

Net interest margin	612
Expenses:
Management fees (including $811 of non-cash stock-based compensation)	2,465
General and administrative (including $11 of non-cash stock-based compensation)	501

Total operating expenses	2,966

Interest income from cash balances	583

Net loss	$(1,771)

Net income attributable to noncontrolling interests	148

Net loss attributable to Starwood Property Trust, Inc.	$(1,919)

Net loss per common share:
Basic	$(0.04)

Diluted	$(0.04)

Weighted average number of shares of common stock outstanding:
Basic	47,575,000

Diluted	47,575,000

Diversification of CMBS assets as of September 30, 2009

Property Type		Location
Office	37.2%
Retail	31.0%	Northeast	27.6%
Multifamily	14.4%	South	28.6%
Hotel	8.2%	Midwest	11.6%
Industrial	3.5%	West	23.9%
Other	5.7%	Other	8.3%

Total	100.0%	Total	100.0%